-53-

                                                                      Exhibit 12

                Calculation of Ratio of Earnings to Fixed Charges
                                 (in thousands)

                                                                                     Year Ended July 31,
                                                      ------------------------------------------------------------------------------

                                                        1998             1999              2000               2001             2002
                                                      -------          -------          ---------           -------          -------
Earnings
  Income before cumulative effect
    of change in accounting  principle                $46,510          $61,271            $60,507           $34,206          $12,878
  Income tax provision                                 23,960           29,745             35,536            20,091            6,343
                                                      -------          -------          ---------           -------          -------
    Earnings                                           70,470           91,016             96,043            54,297           19,221
                                                      -------          -------          ---------           -------          -------

Fixed Charges
  Interest expense                                        254            1,772             21,169            22,195           16,255

  Portion of rental expense
   representative of interest factor                      701              705              1,113             2,082            3,030
                                                      -------          -------          ---------           -------          -------
      Fixed charges                                       955            2,477             22,282            24,277           19,285
                                                      -------          -------          ---------           -------          -------

Capitalized interest                                       --               --               (580)               --               --
                                                      -------          -------          ---------           -------          -------

Earnings before income tax
  provision and fixed charges                         $71,425          $93,493           $117,745           $78,574          $38,506
                                                      =======          =======          =========           =======          =======

Ratio of earnings to fixed charges                      74.8x            37.7x               5.3x              3.2x             2.0x
                                                      =======          =======          =========           =======          =======